                                                         Exhibit No. EX-99(2)(a)

                                         Amended and Restated as of May 19, 2005

                          AMENDED AND RESTATED BY-LAWS
                                       OF
          DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.
                             A Minnesota Corporation

                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL  OFFICE.  The principal  executive  office of Delaware
Investments  Minnesota Municipal Income Fund II, Inc. (the "Corporation")  shall be  One  Commerce  Square,  Philadelphia,  Pennsylvania,  19103.  The  board  of directors (the "Board of Directors") may, from time to time, change the location of the  principal  executive  office of the  Corporation  to any place within or outside the State of Minnesota.

     Section 2. OTHER OFFICES.  The Board of Directors may at any time establish branch or  subordinate  offices  at any place or  places  where the  Corporation intends to do business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Except as otherwise required by law, meetings of  shareholders  shall be held at any  place  within  or  outside  the State of
Minnesota  designated  by the Board of  Directors.  In the  absence  of any such designation by the Board of Directors,  shareholders'  meetings shall be held at the principal executive office of the Corporation. For purposes of these Amended and Restated By-Laws (the "By-Laws"), the term "shareholder" shall mean a record owner of shares of capital stock of the Corporation.

     Section 2. CALL OF MEETING.  A meeting of the shareholders may be called at any time by the Board of Directors,  the Chairperson (as defined under Section 3 of Article  III  herein) or by the  President  (as  defined  under  Section 1 of
Article V herein).  If the Corporation is required under the Investment  Company
Act of 1940,  as amended (the "1940 Act"),  to hold a  shareholders'  meeting to elect  directors,  the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act. If a regular meeting of shareholders  has not been held during the  immediately  preceding  fifteen (15) months,  a shareholder  or shareholders  holding  three  percent  (3%) or more of the  voting  power of all shares  entitled to vote may demand a regular meeting of shareholders by written notice of demand  given to the  President or the  treasurer of the  Corporation;
provided,   however,  that  such  demand  for  a  shareholders  meeting  is  not inconsistent  with the federal  securities laws,  including the 1940 Act and the rules and regulations  thereunder.  Within thirty (30) days after receipt of the demand by either one of such  officers,  the Board of  Directors  shall  cause a regular  meeting of  shareholders  to be called and held on notice no later than ninety  (90)  days  after  receipt  of the  demand,  all at the  expense  of the
Corporation.

     Section  3.  NOTICE OF  SHAREHOLDERS'  MEETING.  In all  instances  where a specific  minimum notice period has not otherwise been fixed by law, all notices of meetings of shareholders shall be sent or otherwise given, in accordance with
Section 4 of this Article,  not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify (i) the place, date and hour  of the  meeting,  and  (ii)  the  general  nature  of the  business  to be transacted.  The notice of any meeting at which directors are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.  Except with respect to  adjournments as provided  herein,  no business shall be transacted at such meeting other than that specified in the notice.

     Section 4.  MANNER OF GIVING  NOTICE;  AFFIDAVIT  OF NOTICE.  Notice of any
meeting of shareholders shall be given either personally or by first-class mail,
courier  or   telegraphic,   facsimile,   electronic   mail  or  other   written
communication,  charges prepaid,  addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or its transfer agent or given by the shareholder to the Corporation for the purpose of notice.  If no such address  appears on the  Corporation's  books or is given,  notice shall be deemed to have  been  given if sent to that  shareholder  by  first-class  mail,
courier,   or   telegraphic,   facsimile,   electronic  mail  or  other  written
communication to the Corporation's  principal executive office.  Notice shall be deemed to have been given at the time when delivered  personally or deposited in the mail,  with a courier or sent by  telegram,  facsimile,  electronic  mail or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation  marked to  indicate  that the notice to the  shareholder  cannot be  delivered  at that address,  all future  notices or reports shall be deemed to have been duly given without further  mailing,  or substantial  equivalent  thereof,  if such notices shall be available to the  shareholder on written  demand of the  shareholder at the principal  executive office of the Corporation for a period of one year from the date of the giving of the notice.

     An  affidavit  of the  mailing  or other  means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the  Corporation  giving the notice and shall be filed and maintained  in the records of the  Corporation.  Such  affidavit  shall,  in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5.  QUORUM;  ADJOURNED  MEETING.  The  holders of a majority of the shares outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at any regular or special shareholders' meeting.
In case a quorum shall not be present at a meeting,  those  present in person or by proxy shall adjourn to such day as they shall,  by majority vote,  agree upon without  further notice other than by  announcement at the meeting at which such adjournment  is taken.  If a quorum is present,  a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present,  any  business  may be  transacted  which might have been transacted at the meeting as originally  noticed. If a quorum is present,  the shareholders may continue to transact  business until  adjournment notwithstanding  the  withdrawal  of enough  shareholders  to leave  less than a quorum.  Notwithstanding  the  foregoing,  when holders of  preferred  stock are entitled  to elect  any of the  Corporation's  directors  by class  vote of such holders,  the holders of 33-1/3% of such shares  entitled to a vote at a meeting shall constitute a quorum for purposes of such an election.

     Section 6.  VOTING.  The  shareholders  entitled  to vote at any meeting of shareholders  shall be  determined  in  accordance  with the  provisions  of the
Articles of Incorporation (the "Articles") and these By-Laws,  as may be amended from time to time and as in effect at such time. The  shareholders'  vote may be by voice vote or by ballot;  provided,  however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

     Abstentions  and  broker   non-votes  will  be  included  for  purposes  of
determining whether a quorum is present at a shareholders' meeting.  Abstentions and  broker  non-votes  will be  treated  as votes  present  at a  shareholders'
meeting,  but  will  not be  treated  as  votes  cast.  Abstentions  and  broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval,  but will have the same effect as a vote
"against" on proposals requiring a majority of outstanding voting securities for approval.

     Section 7. WRITTEN  ACTION.  Any action that might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

     Section  8.  WAIVER OF  NOTICE  BY  CONSENT  OF  ABSENT  SHAREHOLDERS.  The
transactions  of a meeting  of  shareholders,  however  called and  noticed  and wherever held, shall be valid as though  transacted at a meeting duly held after regular  call and  notice if a quorum be  present  either in person or by proxy.
Attendance  by a person at a meeting  shall also  constitute  a waiver of notice with respect to that person of that meeting,  except when the person  objects at the  beginning of the meeting to the  transaction  of any  business  because the meeting is not lawfully  called or convened and except that such  attendance  is not a waiver of any right to object to the consideration of matters not included in the  notice  of the  meeting  if  that  objection  is  expressly  made at the beginning of the meeting.  Whenever  notice of a meeting is required to be given to a shareholder under the Articles or these By-Laws,  a written waiver thereof, executed before or after the meeting by such  shareholder or his or her attorney thereunto authorized and filed with the records of the meeting,  shall be deemed equivalent to such notice.

     Section 9. PROXIES.  Every shareholder entitled to vote for directors or on any  other  matter  shall  have the right to do so either in person or by one or more agents  authorized by a written proxy signed by the  shareholder  and filed with the  secretary of the  Corporation.  A proxy shall be deemed  signed if the shareholder's  name  is  placed  on the  proxy  (whether  by  manual  signature, typewriting,  telegraphic  transmission  or otherwise) by the shareholder or the shareholder's  attorney-in-fact.  A validly  executed proxy which does not state that it is  irrevocable  shall  continue  in full  force and  effect  unless (i)
revoked by the  shareholder  executing it by a written  notice  delivered to the
Corporation prior to the exercise of the proxy or by the shareholder's execution of a subsequent  proxy or attendance and vote in person at the meeting;  or (ii)
written notice of the death or incapacity of the  shareholder is received by the
Corporation before the proxy's vote is counted; provided, however, that no proxy shall be valid after the  expiration  of eleven (11) months from the date of the proxy unless  otherwise  provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Minnesota Business Corporation Act.

     With  respect to any  shareholders'  meeting,  the  Corporation  may accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable  alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven
(11) months before the meeting.  A proxy with respect to shares held in the name of two or more  Persons  shall be valid if executed by any one of them unless at or prior to exercise of the proxy the  Corporation  receives a specific  written notice to the contrary  from any one of them. A proxy  purporting to be executed by or on behalf of a shareholder  shall be deemed valid unless  challenged at or prior to its exercise and the burden of proving  invalidity  shall rest with the challenger.

     Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the
Board of Directors or the  appropriate  officers of the  Corporation may appoint any person other than nominees for office to act as inspector of election at the meeting or its  adjournment.  If no inspector of election is so  appointed,  the chairperson  of the  meeting  may,  and on the request of any  shareholder  or a shareholder's  proxy shall,  appoint an inspector of election at the meeting. If any person  appointed as  inspector  fails to appear or fails or refuses to act, the  chairperson of the meeting may, and on the request of any  shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.

     The inspector shall:

     (a)  determine  the number of shares  outstanding  and the voting  power of each, the shares  represented at the meeting,  the existence of a quorum and the authenticity, validity and effect of proxies;

     (b) receive votes, ballots or consents;

     (c) hear and determine all  challenges  and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes or consents;

     (e) determine when the polls shall close;

     (f) determine the result; and

     (g) do any other acts that may be proper to conduct  the  election  or vote with fairness to all shareholders.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. POWERS. Subject to the applicable provisions of the Articles and these By-Laws relating to action requiring  shareholder  approval,  the business and  affairs  of the  Corporation  shall  be  managed  and all  powers  shall be exercised by or under the direction of the Board of Directors.

     Section 2. NUMBER OF DIRECTORS;  QUALIFICATIONS  AND TERM OF OFFICE.  Until
the first  regular or special  meeting of  shareholders,  or until the directors increase their number by resolution, the number of directors shall be the number named in the Articles.  Thereafter, the number of directors shall be established by  resolution  of the  shareholders  (subject to the  authority of the Board of
Directors  to increase or decrease the number of directors as permitted by law), but shall  not be less than the  lesser  of (a) the  number of  shareholders  of record and beneficially,  or (b) one (1). In the absence of such resolution, the number of directors  shall be the number last fixed by the  shareholders  or the
Board of Directors, or the Articles. Directors may but need not be shareholders.
Each  of  the  directors   shall  hold  office  until  the  regular  meeting  of
shareholders  next held after his or her election and until his or her successor shall have been elected and shall qualify,  or until he or she shall resign,  or shall have been removed as hereinafter provided.

     Section 3. CHAIRPERSON.  The Board of Directors may elect a chairperson for
the  purpose  of  presiding   at  meetings  of  the  Board  of  Directors   (the
"Chairperson"). The Chairperson shall exercise and perform such other powers and duties as may be from time to time assigned to the  Chairperson  by the Board of
Directors or prescribed by the By-Laws.  The Chairperson may delegate his or her powers and duties to the directors or officers of the Corporation that he or she deems  appropriate,  provided that such delegation is consistent with applicable legal and regulatory requirements.

     Section 4. ELECTION.  Except as otherwise  provided  herein,  the directors shall be elected  annually at the regular  shareholders'  meeting.  In the event that  directors  are not  elected at the  regular  shareholders'  meeting,  then directors may be elected at a special shareholders'  meeting,  provided that the notice  of  such  meeting  shall  contain  mention  of  such  purpose.  At  each shareholders'  meeting for the election of  directors,  the  directors  shall be elected by a plurality  of the shares  entitled to vote for such  directors  and validly cast at such election.

     Section  5.  VACANCIES.  Vacancies  in  the  Board  of  Directors  of  this
Corporation occurring by reason of death,  resignation or increase in the number of directors by the  shareholders to the minimum number required by Section 2 or by the Board  pursuant to Section 2, shall be filled for the unexpired term by a majority of the  remaining  directors of the Board  although less than a quorum;
newly created directorships  resulting from an increase in the authorized number of  directors  by action of the Board of Directors as permitted by Section 2 may be filled by a  two-thirds  (2/3) vote of the  directors  serving at the time of such  increase;  and each person so elected shall be a director until his or her successor is elected by the  shareholders,  who may make such  election at their next regular  meeting or at any meeting duly called for that purpose;  provided, however,  that no vacancy can be filled as provided  above if  prohibited by the provisions of the 1940 Act.

     Section 6. REMOVAL. A director may be removed from office,  with or without cause, by a vote of a majority of the outstanding shares of the class or classes of capital stock that elected such director except, in the event that the entire
Board or any one or more directors be so removed, new directors shall be elected at the same meeting, or the remaining directors may, to the extent vacancies are not  filled at such  meeting,  fill any  vacancy  or  vacancies  created by such removal.

     Section 7. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board of  Directors  may be held at any  place  within or  outside  the State of
Minnesota that has been  designated from time to time by resolution of the Board of Directors.  In the absence of such a designation,  regular  meetings shall be held at the principal executive office of the Corporation.  Any meeting, regular or  special,  may be held  by  conference  telephone  or  similar  communication equipment,  so long as all directors  participating  in the meeting can hear one another,  and all such directors  shall be deemed to be present in person at the meeting.

     Section 8.  REGULAR  MEETINGS.  Regular  meetings of the Board of Directors shall be held  without  call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors for any  purpose  or  purposes  may be  called at any time by the  Chairperson,  the
President (as defined under Section 1 of Article V herein),  any vice president, the secretary or any two (2) directors.

     Notice  of the  time and  place  of  special  meetings  shall be  delivered personally or by telephone to each director or sent by first-class mail, courier or telegram,  charges prepaid, or by facsimile or electronic mail,  addressed to each  director at that  director's  address as it is shown on the records of the
Corporation.  In case the notice is mailed,  it shall be deposited in the United
States  mail at least  seven  (7) days  before  the time of the  holding  of the meeting. In case the notice is delivered personally,  by telephone,  by courier, to the telegraph  company,  or by express mail,  facsimile,  electronic  mail or similar  service,  it shall be delivered at least  forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given  personally or by telephone  may be  communicated  either  to the  director  or to a person at the office of the  director  who the person  giving the notice has reason to believe will promptly  communicate  it to the director.  The notice need not specify the purpose  of the  meeting  or the  place  if the  meeting  is to be  held  at the principal executive office of the Corporation.

     Section 10. QUORUM. A majority of the authorized  number of directors shall constitute  a quorum  for the  transaction  of  business,  except to  adjourn as provided in Section 13 of this Article.  Every act or decision done or made by a majority of the  directors  present at a meeting  duly held at which a quorum is present shall be regarded as the act of the Board of  Directors,  subject to the provisions of the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required  quorum for that meeting.

     Section 11.  WAIVER OF NOTICE.  Notice of any meeting  need not be given to any director who either  before or after the meeting  signs a written  waiver of notice,  a consent to holding the meeting,  or an approval of the  minutes.  The waiver of notice or consent  need not specify the  purpose of the  meeting.  All such waivers,  consents,  and  approvals  shall be filed with the records of the
Corporation  or made a part of the minutes of the  meeting.  Notice of a meeting shall also be deemed  given to any  director  who attends  the  meeting  without protesting  before  or at its  commencement  about  the lack of  notice  to that director.

     Section  12.  ACTION BY  WRITTEN  CONSENT  IN LIEU OF  MEETINGS.  Except as
required  by  law,  including  the  1940  Act  and  the  rules  and  regulations thereunder,  any action which requires subsequent  shareholder approval and that is required or permitted to be taken at a meeting of the Board of Directors  may be  taken  by  written  action  signed  by  all  directors  or by  authenticated electronic  communication provided by all of the directors. Any action that does not require subsequent  shareholder approval that might be taken at a meeting of the Board of Directors,  or any duly constituted committee thereof, may be taken by written action signed by a majority of the directors or committee  members or by  authenticated  electronic  communication  provided  by  a  majority  of  the directors or committee members.

     Section 13.  ADJOURNMENT.  A majority of the directors present,  whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

     Section 14. NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned  meeting need not be given unless the meeting is adjourned for more than seven (7) days,  in which case  notice of the time and place shall be given before the time of the  adjourned  meeting to the  directors who were present at the time of the adjournment.

     Section 15. FEES AND  COMPENSATION  OF DIRECTORS.  Directors and members of committees  may receive such  compensation,  if any, for their services and such reimbursement  of expenses as may be fixed or  determined  by  resolution of the
Board of  Directors.  This  Section 15 shall not be  construed  to preclude  any director  from  serving  the  Corporation  in any other  capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

     Section 16. DIRECTOR EMERITUS.  Upon retirement of a director, the Board of
Directors may elect him or her to the position of Director Emeritus.  A Director
Emeritus shall serve for one year and may be reelected by the Board of Directors from year to year  thereafter.  Any person serving as a Director  Emeritus shall not vote at meetings of directors and shall not be held  responsible for actions of the Board of Directors  but shall  receive fees paid to directors for serving as such.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1.  COMMITTEES  OF THE BOARD OF  DIRECTORS.  The Board of Directors
may, by resolution  adopted by a majority of the authorized number of directors, designate one or more committees,  each consisting of two (2) or more directors, to serve at the pleasure of the Board of  Directors.  The Board of Directors may
designate  one or more  directors as alternate  members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent  provided in the  resolution  of the Board of  Directors,  shall have the authority of the Board of Directors, except with respect to:

     (a) the approval of any action which under the Articles or  applicable  law also requires  shareholders'  approval or requires approval by a majority of the entire Board of Directors or certain members of said Board of Directors;

     (b) the filling of vacancies on the Board of Directors or in any committee;

     (c) the fixing of compensation of the directors for serving on the Board of
Directors or on any committee;

     (d) the  amendment  or  repeal of the  Articles  or of the  By-Laws  or the adoption of new By-Laws;

     (e) the  amendment  or repeal of any  resolution  of the Board of Directors which by its express terms is not so amendable or repealable; or

     (f) the  appointment  of any other  committees of the Board of Directors or the members of these committees.

     Section 2.  MEETINGS AND ACTION OF  COMMITTEES.  Meetings and action of any committee  shall  be  governed  by and held and  taken  in  accordance  with the provisions  of Article III of these  By-Laws,  with such  changes in the context thereof as are  necessary to  substitute  the  committee and its members for the
Board of Directors and its members,  except that the time of regular meetings of any committee  may be determined  either by resolution of the Board of Directors or by resolution of the committee. Special meetings of any committee may also be called by resolution of the Board of Directors,  and notice of special  meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not  inconsistent  with the provisions of these By-Laws.

                                    ARTICLE V
                                    OFFICERS

     Section 1. OFFICERS.  The officers of the Corporation  shall be a president and chief executive officer (the "President"), a secretary, and a treasurer. The
Corporation  may also have, at the discretion of the Board of Directors,  one or more  vice  presidents,  one or  more  assistant  vice  presidents,  one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be  appointed  in  accordance  with the  provisions  of Section 3 of this
Article.  Any  number of  offices  may be held by the same  person,  except  the offices of President and vice president.

     Section 2. ELECTION OF OFFICERS. The officers of the Corporation designated in Section 1 of this Article shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint and may empower the  Chairperson  and/or the President to appoint such other officers as the business of the Corporation may require,  each of whom shall hold office for such  period,  have such  authority  and perform  such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of an officer under any contract of employment, any officer may be removed, either  with or  without  cause,  by the Board of  Directors  at any  regular or special meeting of the Board of Directors, or by an officer upon whom such power of removal may be conferred by the Board of Directors.

     Any  officer  may  resign  at any  time by  giving  written  notice  to the
Corporation.  Any  resignation  shall take  effect at the date of the receipt of that notice or at any later time specified in that notice;  and unless otherwise specified  in that  notice,  the  acceptance  of the  resignation  shall  not be necessary to make it  effective.  Any  resignation  is without  prejudice to the rights,  if any, of the Corporation under any contract to which the officer is a party.

     Section 5. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  disqualification  or other  cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the  Chairperson,  the President shall be the chief executive officer of the Corporation and shall,  subject to the control of the Board of Directors,  have general supervision,  direction and control of the business  and the  officers of the  Corporation.  The  President  shall have the general  powers  and  duties  of  management  usually  vested  in the  office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 7. VICE PRESIDENTS.  In the absence or disability of the President, vice  presidents,  in the order as determined  by the Board of Directors,  shall succeed to all of the duties of the  President and when so acting shall have all powers of and be subject to all the  restrictions  upon the President  until the
President's  return,  or until such  disability  shall be removed or until a new
President  shall have been elected.  The vice  presidents  shall have such other powers and perform such other duties as from time to time may be prescribed  for them respectively by the Board of Directors,  the Chairperson,  the President or
these By-Laws.

     Section 8.  SECRETARY.  The secretary shall keep or cause to be kept at the principal executive office of the Corporation,  or such other place as the Board of  Directors  may  direct,  a book of minutes of all  meetings  and  actions of directors, committees of directors and shareholders, which shall record the time and place of such meetings,  designation of whether such a meeting is regular or special,  the  names  of those  present  at  directors'  meetings  or  committee meetings, and a summary of the proceedings.

     The secretary shall cause to be kept at the principal  executive  office of the  Corporation,  or at the  office  of the  Corporation's  transfer  agent  or registrar,  a share register or a duplicate share register  showing the names of all shareholders and their addresses,  the number,  series and classes of shares held by each,  the number and date of  certificates  issued for the same and the
number  and  date  of   cancellation  of  every   certificate   surrendered  for
cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders  and of the Board of  Directors  required  by these  By-Laws  or by applicable  law to be given and shall have such other  powers and  perform  such other duties as may be prescribed by the Board of Directors or by these By-Laws.

     Section 9. TREASURER.  The treasurer shall keep and maintain or cause to be kept and  maintained  adequate and correct  books and records of accounts of the properties and business  transactions of the Corporation,  including accounts of its  assets,  liabilities,  receipts,  disbursements,  gains,  losses,  capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The treasurer  shall deposit all monies and other valuables in the name and to the credit of the Corporation with such  depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of  Directors,  shall  render to the  President  and directors,  whenever  they  request  it,  an  account  of  all  of  his  or  her transactions as treasurer and of the financial  condition of the Corporation and shall have other powers and perform such other  duties as may be  prescribed  by the Board of Directors or these By-Laws.

                                   ARTICLE VI
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     Section  1.  AGENTS,  PROCEEDINGS  AND  EXPENSES.  For the  purpose of this
Article, "agent" means any person who is or was a director, officer, employee or other  agent of this  Corporation  or is or was  serving  at the  request of the
Corporation  as a  trustee,  director,  officer,  employee  or agent of  another foreign or domestic  corporation,  partnership,  joint  venture,  trust or other enterprise or was a trustee,  director,  officer, employee or agent of a foreign or domestic  corporation  which was a predecessor  of another  enterprise at the request of such predecessor entity;  "proceeding" means any threatened,  pending or completed action or proceeding,  whether civil,  criminal,  administrative or investigative;  and "expenses"  includes without limitation  attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     Section 2. ACTIONS OTHER THAN BY THE  CORPORATION.  The  Corporation  shall indemnify  any person who was or is a party or is  threatened to be made a party to any proceeding  (other than an action by or in the right of the  Corporation)
by reason of the fact  that such  person is or was an agent of the  Corporation, against expenses,  judgments,  penalties,  fines,  settlements and other amounts actually and  reasonably  incurred in  connection  with such  proceeding if such person acted in good faith and in a manner that such person reasonably  believed to be in the best  interests  of the  Corporation  and in the case of a criminal proceeding,  had no  reasonable  cause to believe the conduct of such person was unlawful.  For  purposes  of  this  Section  2 and  Section  3  below,  (a)  the termination of any  proceeding by judgment,  order,  or settlement  shall not of itself  create a  presumption  that the person did not act in good faith or in a manner which the person  reasonably  believed to be in the best interests of the
Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful,  and (b) the  termination of any proceeding by conviction, or a plea of nolo  contendere  or its  equivalent,  or an  entry  of an order of probation prior to judgment,  creates a rebuttable  presumption  that the person did not act in good faith, or in a manner which the person  reasonably  believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3. ACTIONS BY THE CORPORATION.  The Corporation shall indemnify any person  who  was or is a  party  or is  threatened  to be  made a  party  to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment  in its favor by reason of the fact that the person is or was an agent of the Corporation,  against expenses actually and reasonably  incurred by that person in  connection  with the defense or  settlement of that action if that person acted in good faith and in a manner that person reasonably  believed to be in the best interests of the Corporation.

     Section 4. EXCLUSION OF  INDEMNIFICATION.  Notwithstanding any provision to the contrary contained herein,  there shall be no right to  indemnification  for any  liability  arising  by reason of  willful  misfeasance,  bad  faith,  gross negligence,  or the reckless  disregard of the duties involved in the conduct of the agent's office with the Corporation.

     No indemnification shall be made under Sections 2 or 3 of this Article:

     (a) In respect of any claim,  issue or matter as to which that person shall have been adjudged to be liable in the  performance of that person's duty to the
Corporation,  unless and only to the extent  that the court in which that action
was  brought  shall  determine  upon   application  that  in  view  of  all  the
circumstances of the case, that person was not liable by reason of the disabling conduct  set  forth in the  preceding  paragraph  and is fairly  and  reasonably entitled to indemnity for the expenses which the court shall determine; or

     (b) In respect of any claim, issue, or matter as to which that person shall have  been  adjudged  to be  liable  on the  basis  that  personal  benefit  was improperly  received by him,  whether or not the benefit resulted from an action taken in the person's official capacity; or

     (c) Of amounts paid in settling or otherwise  disposing of a threatened  or pending  action,  with or without  court  approval,  or of expenses  incurred in defending a threatened or pending action which is settled or otherwise  disposed of without court approval,  unless the required  approval set forth in Section 6 of this Article is obtained.

     Section 5. SUCCESSFUL  DEFENSE BY AGENT. To the extent that an agent of the
Corporation  has been  successful  on the merits in  defense  of any  proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred  by the  agent in  connection  therewith,  provided  that the  Board of
Directors, including a majority who are disinterested, non-party directors, also determines  that based  upon a review of the facts,  the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

     Section  6.  REQUIRED  APPROVAL.  Except as  provided  in Section 5 of this
Article, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case on a determination that  indemnification of the  agent is  proper  in the  circumstances  because  the  agent has met the applicable  standard of conduct set forth in Sections 2 or 3 of this Article and is not  prohibited  from  indemnification  because of the disabling  conduct set forth in Section 4 of this Article, by:

     (a) A majority vote of a quorum consisting of Independent Directors who are not parties to the proceeding; or

     (b) A written opinion by an independent legal counsel.

     Section 7.  ADVANCEMENT  OF EXPENSES.  Expenses  incurred in defending  any proceeding may be advanced by the  Corporation  before the final  disposition of the  proceeding  on  receipt of an  undertaking  by or on behalf of the agent to repay the amount of the advance  unless it shall be determined  ultimately  that the agent is entitled to be indemnified as authorized in this Article,  provided the agent provides a security for his undertaking,  or a majority of a quorum of the  disinterested,  non-party  directors,  or an independent legal counsel in a written  opinion,  determine that based on a review of readily  available facts, there is reason to believe that said agent  ultimately will be found entitled to indemnification.

     Section 8. OTHER  CONTRACTUAL  RIGHTS.  Nothing  contained  in this Article shall affect any right to  indemnification to which persons other than directors and officers of the  Corporation  or any  subsidiary  thereof may be entitled by contract or otherwise.

     Section 9. LIMITATIONS.  No  indemnification or advance shall be made under this Article in any circumstances where it would be inconsistent with:

     (a) A provision of the Articles,  a resolution of the  shareholders,  or an agreement  which  prohibits or  otherwise  limits  indemnification  which was in effect at the time of accrual of the  alleged  cause of action  asserted  in the proceeding in which the expenses were incurred or other amounts were paid; or

     (b) Any condition expressly imposed by a court in approving a settlement.

     Section  10.  INSURANCE.  Upon and in the event of a  determination  by the
Board of Directors to purchase such insurance, the Corporation shall be entitled to purchase  and maintain  insurance  on behalf of any agent of the  Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such.

     Section 11.  FIDUCIARIES  OF EMPLOYEE  BENEFIT PLAN.  This Article does not apply to any  proceeding  against  any  director,  investment  manager  or other fiduciary of an employee  benefit plan in that person's  capacity as such,  even though that person may also be an agent of the Corporation as defined in Section
1 of this  Article.  Nothing  contained in this Article shall limit any right to indemnification to which such a director, investment manager, or other fiduciary may be  entitled  by contract or  otherwise  which shall be  enforceable  to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

     Section 1.  MAINTENANCE AND INSPECTION OF SHARE  REGISTER.  The Corporation
shall keep at its  principal  executive  office or at the office of its transfer agent or  registrar  a record  of its  shareholders,  providing  the  names  and addresses of all shareholders and the number,  series and classes of shares held by each shareholder.

     Section 2.  MAINTENANCE AND INSPECTION OF BY-LAWS.  The  Corporation  shall keep at its principal  executive  office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     Section 3.  MAINTENANCE  AND  INSPECTION OF OTHER  RECORDS.  The accounting books and records and minutes of proceedings of the  shareholders  and the Board of Directors and any committee or committees of the Board of Directors  shall be kept at such  place or places  designated  by the Board of  Directors  or in the
absence  of  such  designation,   at  the  principal  executive  office  of  the
Corporation.  The minutes  and the  accounting  books and records  shall be kept either in written  form or in any other form  capable  of being  converted  into written  form.  The minutes and  accounting  books and records  shall be open to inspection  upon the  written  demand of any  shareholder  or holder of a voting trust  certificate  at any  reasonable  time during usual  business  hours for a purpose  reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney.

     Section 4. INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any  reasonable  time to inspect all books,  records,  and documents of every kind and the physical properties of the Corporation.  This inspection by a director  may be made in  person  or by an agent or  attorney  and the  right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII
                                    DIVIDENDS

     Section 1.  DECLARATION OF DIVIDENDS.  Dividends upon the shares of capital stock of the Corporation may, subject to the provisions of the Articles, if any, be  declared  by the Board of  Directors  at any  regular  or  special  meeting, pursuant to applicable  law.  Dividends may be paid in cash, in property,  or in shares of the Corporation.

     Section 2. RESERVES.  Before payment of any dividend there may be set aside out of any funds of the Corporation  available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Corporation,  or for such other purpose as the Board of Directors  shall deem to be in the best interests of the
Corporation,  and the Board of  Directors  may abolish  any such  reserve in the manner in which it was created.

                                   ARTICLE IX
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other  orders for payment of money,  notes or other  evidences  of  indebtedness issued in the name of or payable to the Corporation  shall be signed or endorsed by such  person or  persons  and in such  manner  as from time to time  shall be determined by resolution of the Board of Directors.

     Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors,
except as otherwise  provided in these  By-Laws,  may  authorize  any officer or officers,  agent or agents, to enter into any contract or execute any instrument in the  name of and on  behalf  of the  Corporation  and this  authority  may be general or confined to specific instances;  and unless so authorized or ratified by the Board of Directors or within the agency power of an officer,  no officer, agent,  or employee shall have any power or authority to bind the Corporation by any  contract or  engagement  or to pledge its credit or to render it liable for any purpose or for any amount.

     Section  3.  CERTIFICATES  FOR  SHARES.  As a  matter  of  general  policy, certificates  for shares of beneficial  interest in any series of the Trust will not be issued.  Appropriate  officers of the Trust may authorize the issuance of certificates in certain limited circumstances  determined by such officers to be appropriate,  provided  such shares are fully paid.  All  certificates  shall be signed in the name of the Corporation by the Chairperson,  the President or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares  owned  by  the  shareholders.  Any  or  all  of  the  signatures  on the certificate may be facsimile. In case any officer,  transfer agent, or registrar who has signed or whose  facsimile  signature  has been placed on a  certificate shall have ceased to be such officer,  transfer agent, or registrar  before such certificate is issued,  it may be issued by the Corporation with the same effect as if such person were an officer,  transfer  agent or  registrar at the date of issue. Notwithstanding the foregoing, the Corporation may adopt and use a system of  issuance,  recordation  and  transfer of its shares by  electronic  or other means.

     Section 4. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. In case any share  certificate or certificate for any other security is lost,  stolen or destroyed,  the  appropriate  officers  of the  Corporation  may  authorize  the issuance of a replacement  certificate on such terms and conditions as the Board of Directors or such appropriate officers may require, including a provision for indemnification of the Corporation  secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section  5.  REPRESENTATION  OF  SHARES  OF  OTHER  ENTITIES  HELD  BY  THE
CORPORATION.  The Chairperson,  the President or any vice president or any other person  authorized  by  resolution  of the Board of  Directors  or by any of the foregoing designated  officers,  is authorized to vote or represent on behalf of the Corporation any and all shares of any  corporation,  partnership,  trust, or other entity, foreign or domestic, standing in the name of the Corporation.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

     Section  6.  TRANSFER  OF  SHARES.  Shares  of  the  Corporation  shall  be transferable  only on the record books of the Corporation by the person in whose name such Shares are registered,  or by his or her duly  authorized  attorney or representative.  In all cases of transfer by an  attorney-in-fact,  the original power  of  attorney,  or an  official  copy  thereof  duly  certified,  shall be deposited  and remain with the  Corporation,  its  transfer  agent or other duly authorized agent. In case of transfers by executors,  administrators,  guardians or other legal  representatives,  duly authenticated evidence of their authority shall be  produced,  and may be  required  to be  deposited  and remain with the
Corporation,  its transfer  agent or other duly  authorized  agent.  No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be  delivered  to the  Corporation,  its  transfer  agent  or  other  duly authorized agent, properly endorsed.

     Section 7. HOLDERS OF RECORD.  The  Corporation  shall be entitled to treat the  holder  of  record  of any  share  or  shares  as the  owner  thereof  and, accordingly,  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

     Section 8. RECORD  DATES.  The Board of Directors  may fix, or authorize an officer  to fix,  a date not more than 60 days  before  the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.  When a date is so fixed, only shareholders  on that date are  entitled to notice of and  permitted  to vote at that meeting of shareholders.

     Section 9. FISCAL YEAR. The fiscal year of the  Corporation and each series thereof shall be fixed by resolution of the Board of Directors  and,  subject to applicable  law or  regulation,  may be re-fixed or changed from time to time by resolution of the Board of Directors.  The fiscal year of the Corporation  shall be the taxable year of each series of the Corporation.

                                    ARTICLE X
                                   AMENDMENTS

     Section 1. AMENDMENT.  Except as otherwise  permitted by law, these By-Laws may be  amended  or  altered  by a vote of the  majority  of the whole  Board of
Directors at any meeting  provided that notice of such proposed  amendment shall have been given in the notice  given to the  directors  of such  meeting,  or by action of the Board of Directors by written  consent in lieu of a meeting.  Such authority in the Board of Directors is subject to the power of the  shareholders to change or repeal such By-Laws by a majority vote of the shareholders  present or represented at any regular or special meeting of shareholders called for such purpose.  Except as otherwise permitted by law, the Board of Directors shall not make or alter  any  By-Laws  fixing  a  quorum  for  meetings  of  shareholders, prescribing  procedures for removing directors or filling vacancies on the Board of  Directors,  or fixing  the  number  of  directors  or their  qualifications, classifications  or term of office,  except that the Board of Directors may make or alter any By-Law to increase their number.